Z Trim Holdings, Inc. – August 18, 2015

Z Trim Reports Best Second Quarter in Company History

Companies Mentioned
PK:ZTHO
8/18/2015 [ACCESSWIRE]

MUNDELEIN, IL - (ACCESSWIRE – August 18, 2015) - Z Trim Holdings, Inc. (“ZTH”) (OTC Markets: ZTHO – News), an AgriTech company providing value-added ingredients to a variety of industries, today announced its best second quarter in company history. The Company reported second quarter sales of $401,088, which represents 89% growth over the prior year’s second quarter. On a year to date basis, the volume of product sold is also an all-time high.

“We have been laser focused on the meat and dairy industries to drive the sales of Z Trim,” said Z Trim CEO Ed Smith. “Finding the right end-user at the right price is critical to our success and it appears that our new pricing strategy is sparking interest.  Our recent results demonstrate a new momentum which we expect to accelerate from here.”

“As the prices for meats and dairy continue to rise, food manufacturers are discovering that Z Trim is the right choice,” said Lynda Carroll, Z Trim VP of Applications. “When we show them how much we can lower their costs while simultaneously contributing to a better finished product, the decision making becomes easy.”

The Company invites interested parties to watch a demonstration video of Z Trim extending meat products on its home page at www.ztrim.com. Applications range from beef and steak patties to pork, poultry and fish products.  The product can also provide cost savings in seasonings and blends for meat products.  The Company’s applications team stands ready to engage additional potential customers of all sizes interested in learning more.

ABOUT Z TRIM®

Z Trim Holdings, Inc. (www.ztrim.com) is an AgriTech company that owns existing, and has developed new, products and processes to transform biomass for uses in the food and industrial markets. Using revolutionary technology designed to produce value-added ingredients across virtually all food industry categories, the Company’s food division currently sells a line of products that can help food manufacturers reduce their costs and solve many production problems. These all-natural ingredients, among other things, help to reduce fat and calories, add fiber, provide shelf-stability, prevent oil migration, and add binding capacity -- all without degrading the taste and texture of the finished products. Perhaps most significantly, Z Trim's products can help extend yields, and thereby increase its customers' gross margins. The Company's industrial division, opened in 2012, offers eco-friendly ingredients to oil drilling, hydraulic fracturing, petroleum coke, steel/aluminum, paper and other industries. These industrial ingredients are highly functional in applications for adhesives, binders, viscofiers and emulsifiers.

Forward-Looking Statements and Risk Factors

Certain statements in this press release are "forward−looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include statements regarding anticipated accelerated growth, the effectiveness of a new pricing strategy, continuing momentum and the ability of the Company’s products to reduce cost and improve product quality for its customers. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements, including our ability to gain growing market acceptance for our products and implement our business and marketing plan. Other factors, which could materially affect such forward-looking statements, can be found in our filings with the Securities and Exchange Commission at www.sec.gov, including risk factors contained in the filings. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Media and Investor Relations:

Steve Cohen

(847) 549-6002

mediarelations@ztrim.com